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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Merisant Worldwide, Inc. (the Company) of our report dated April 15, 2005 relating to the Company's financial statements and financial statement schedules, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Chicago, Illinois
June 22, 2005